Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Holdings Announces Closing $4.75 Million Private Placement to Accelerate 2022 Growth

●	Gross proceeds of $4.75 million at an issue price of $5.25/share with no warrants in a private placement raised from new and existing shareholders.
●	Assure’s management and board of directors expect to participate in a subsequent offering at a price to be determined in the context of the market for up to US$700,000, which would result in an aggregate of approximately $5,450,000 of gross proceeds raised.
●	Proceeds will be deployed to service the previously announced system-wide contract with Premier, Inc., expand our high-margin remote neurology platform and extend our operational footprint.

DENVER, November 15, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM; TSXV: IOM), a provider of intraoperative neuromonitoring services, is pleased to announce the closing of a brokered private placement whereby the Company issued approximately 900,000 shares generating gross proceeds of US$4.75 million at an issue price of US$5.25 per share (the “Offering”). There were no warrants issued in connection with the Offering.

Assure management and the board of directors anticipate participating in a subsequent private placement, for aggregate gross proceeds of up to US$700,000, at an issue price to be determined in the context of the market and in accordance with Nasdaq listing requirements and following the end of the Company’s current trading blackout period under its insider trading policy. Such additional private placement is also subject to the approval of the TSX Venture Exchange (the “TSXV”).

The net proceeds of the Offering are expected to be used to service the previously announced system-wide contract with Premier, Inc., expand our high-margin remote neurology services platform, extend our operational footprint into new states and continue to build infrastructure that supports the Company’s growth initiatives and for general working capital purposes.

Kestrel Merchant Partners LLC (the “Sponsor”) acted as the exclusive Sponsor and The Benchmark Company, LLC (the “Agent”) acted as sole placement agent in connection with the Offering. The Company has agreed to pay the Agent a cash commission representing approximately 7% of the gross proceeds of the Offering (other than with respect to certain investors as agreed to by the Company and the Agent where no commission is due).

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

The shares of common stock have not been registered under the U.S. Securities Act, or any securities laws of any state of the United States and may not be offered or sold absent such registration or an available exemption from such registration requirements. The shares of common stock sold in the Offering are also subject to a hold period of four months and one day from the date of issuance pursuant to applicable Canadian securities laws, as well as applicable hold periods under U.S. securities laws. The Offering remains subject to the final approval of the TSXV. This press release does not constitute an offer to sell or the solicitation of any offer to buy securities nor shall there be any offer, solicitation or sale of the securities in any jurisdiction where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the Company may not receive final approval from the TSXV with respect to the Offering; participation of management and directors in a subsequent private placement at a price to be determined in the context of the market; the Company may not receive the approval of the TSXV in respect of the subsequent private placement;  the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general, and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 30, 2021, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

1-720-287-3093
Scott.Kozak@assureiom.com

John Farlinger, Chief Executive Officer
Assure Holdings Corp.
1-604-763-7565
John.Farlinger@assureiom.com